UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2004

AMERICAN FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-13653	31-1544320
_________________________________________________________________________________________________
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One East Fourth Street, Cincinnati, OH	45202
____________________________________________________________	______________________________
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 513-579-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

     On November 19, 2004, a Credit Agreement was entered into among American Financial Group, Inc., the Bank of America, N.A., as Administrative Agent, and several lenders. The Credit Agreement replaces AFG's $280 million bank line and provides for a $300 million, four-year credit facility with interest at rates ranging from 1% to 2% over LIBOR, based on AFG's credit rating.

Item 1.02 Termination of a Material Definitive Agreement.

     See Item 1.01 above. The replaced bank line consisted of two facilities: a 364-day revolving facility, extendable annually, for one-third of the total balance and a three-year revolving facility for the remaining two-thirds. Both facilities bore interest at rates ranging from 1.25% to 2.25% over LIBOR.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

    Financial statements of business acquired.  Not applicable.

    Pro forma financial information.  Not applicable.
    Exhibits

Exhibit No.	Description

99.1	Credit Agreement entered into among American Financial Group, Inc., the Bank of America, N.A., as Administrative Agent, and several lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN FINANCIAL GROUP, INC.

Date: November 22, 2004
By: Karl J. Grafe
Karl J. Grafe
Vice President